UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 29, 2010
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices)                     (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
     On June 30, 2010 a special meeting of the shareholders Waste Services, Inc. was held. At the special meeting the shareholders voted (i) in favor of the proposed merger with IESI-BFC Ltd., and (ii) in favor of an adjournment of the special meeting, if necessary, to permit further solicitation of additional proxies in favor of adapting the merger.
     The following table sets forth the number of votes cast for each proposal:

Proposal	Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
Adoption of Agreement and Plan of Merger.	34,859,634	8,330	4,220	0
Approval of the adjournment or postponement of the Meeting.	32,989,567	1,878,318	4,299	0

Section 8 — Other Events
Item 8.01 Other Events.
     On June 29, 2010 Waste Services, Inc. (“WSI”) issued a press release announcing that the Canadian Competition Bureau will not challenge WSI’s proposed merger with IESI-BFC Ltd. (“IESI-BFC”). A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     Furthermore, on June 30, 2010 WSI issued a press release announcing that it’s shareholders had voted in favor of the proposed merger with IESI-BFC, and that the transaction is intended to close on July 2, 2010. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	June 29, 2010 Press Release.

99.2	June 30, 2010 Press Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WASTE SERVICES, INC.
By: /s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel
Date: June 30, 2010

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